EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2005 relating to the financial statements and financial statement schedule, which appears in LogicVision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 18, 2005